UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2018

Tilray, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38594	82-4310622
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Maughan Road Nanaimo, BC, Canada		V9X IJ2
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (844) 845-7291

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Definitive Material Agreement.

On October 10, 2018, Tilray, Inc. (“Tilray”) entered into an indenture relating to the issuance of $450 million aggregate principal amount of 5.00% Convertible Senior Notes due 2023 (the “notes”) (the “Indenture”) by and between Tilray and GLAS Trust Company LLC, as trustee (the “Trustee”).

The notes will bear interest at a rate of 5.00% per annum, payable semi-annually in arrears on April 1 and October 1 of each year, beginning on April 1, 2019. Additional interest may accrue on the notes in specified circumstances set forth in the Indenture, including upon Tilray’s failure to comply with certain reporting requirements. The notes will mature on October 1, 2023, unless earlier repurchased, redeemed or converted.

The notes are convertible, at a holder’s election, in multiples of $1,000 principal amount, into cash, shares of Tilray’s Class 2 common stock, par value $0.0001 (the “Common Stock”) or a combination of cash and shares of Tilray’s Common Stock, at Tilray’s election, at the applicable conversion rate (i) at any time prior to the close of business on the business day immediately preceding April 1, 2023 only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on March 31, 2019 (and only during such calendar quarter), if the last reported sale price of the Common Stock, for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price for the notes on each applicable trading day; (2) during the five business day period after any ten consecutive trading day period (the “measurement period”) in which the trading price (as defined in the Indenture) per $1,000 principal amount of the notes for each trading day of the measurement period was less than 98% of the product of the last reported sale of Common Stock and the conversion rate for the notes on each such trading day; (3) if Tilray calls the notes for redemption, at any time prior to the close of business on the second scheduled trading day immediately preceding the redemption date and (4) upon the occurrence of specified corporate events as set forth in the Indenture or (ii) at any time on or after April 1, 2023 until the close of business on the second scheduled trading day immediate preceding the maturity date, regardless of the foregoing circumstances.

The initial conversion rate for the notes is 5.9735 shares of Common Stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $167.41 per share of Common Stock), subject to adjustment as provided in the Indenture. The initial conversion rate represents a premium of approximately 15% to the $145.57 per share closing price of Common Stock on October 4, 2018. The conversion rate for the notes is subject to adjustment under certain circumstances in accordance with the terms of the Indenture. In addition, following certain corporate events that occur prior to the maturity date or if Tilray delivers a notice of redemption in respect of the notes, Tilray will, under certain circumstances, increase the conversion rate of the notes for a holder who elects to convert its notes in connection with such a corporate event or notice of redemption, as the case may be.

Tilray may not redeem the notes prior to October 1, 2021. Tilray may redeem for cash all or any portion of the notes, at its option, on or after October 1, 2021 and on or before the 30th scheduled trading day immediately before the maturity date, if the last reported sale price of the Common Stock has been at least 130% of the conversion price for the notes then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which Tilray provides a notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the relevant redemption date. No sinking fund is provided for the notes.

If Tilray undergoes a fundamental change (as defined in the Indenture), holders may require Tilray to repurchase for cash all or any portion of their notes at a fundamental change repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding the fundamental change repurchase date.

The Indenture includes customary covenants and sets forth certain events of default after which the notes may be declared immediately due and payable and set forth certain types of bankruptcy or insolvency events of default involving Tilray after which the notes become automatically due and payable. The following events are considered “events of default” under the Indenture:

•	default for 30 consecutive days in the payment when due of interest on the notes;

•	default in the payment of principal of any note when due and payable at its stated maturity, upon optional redemption, upon any required repurchase, upon declaration of acceleration or otherwise;

•	failure by Tilray to comply with its obligations to convert the notes in accordance with the Indenture upon exercise of a holder’s conversion right, and such failure continues for three business days;

•	failure by Tilray to give a fundamental change notice, notice of a make-whole fundamental change or notice of certain specified corporate events, and such failure continues for five business days;

•	failure by Tilray to comply with its obligations in respect of any consolidation, merger or sale of assets;

•

failure by Tilray to comply with any of the other agreements in the Indenture for 60 days after the receipt of written notice of such failure from the Trustee or the holders of at least 25% in principal amount of notes then outstanding;

•

default by Tilray or any significant subsidiary (as defined in the Indenture) of Tilray with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $20,000,000 (or its foreign currency equivalent) in the aggregate of Tilray and/or any such significant subsidiary, whether such indebtedness now exists or shall thereafter be created (i) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity date or (ii) constituting a failure to pay the principal of any such indebtedness when due and payable, at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and in the case of clauses (i) and (ii), such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such indebtedness is not paid or discharged, as the case may be, within 30 days after written notice to Tilray by the Trustee or to Tilray and the Trustee by holders of at least 25% in aggregate principal amount of the notes then outstanding; or

•

final judgment or judgments for the payment in excess of $20,000,000 (or its foreign currency equivalent) (excluding any amounts owed by insurance) in the aggregate rendered against Tilray or any significant subsidiary of Tilray, which judgment is not discharged, bonded, paid, waived or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;

•	certain events of bankruptcy, insolvency or reorganization of Tilray or any of Tilray’s significant subsidiaries.

Notwithstanding the foregoing, the Indenture provides that, to the extent Tilray so elects, the sole remedy for an event of default relating to certain failures by Tilray to comply with certain reporting covenants in the Indenture will, for the first 365 days after such event of default, consist exclusively of the right to receive additional interest on the notes.

The notes are Tilray’s general unsecured obligations and rank senior in right of payment to all of Tilray’s indebtedness that is expressly subordinated in right of payment to the notes; equal in right of payment with any of Tilray’s unsecured indebtedness that is not so subordinated; effectively junior in right of payment to any of Tilray’s secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities (including trade payables but excluding intercompany obligations) of Tilray’s current or future subsidiaries.

The Indenture provides that Tilray shall not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of the consolidated properties and assets of Tilray to another person (other than any such sale, conveyance, transfer or lease to one or more of Tilray’s direct or indirect wholly owned subsidiaries), unless (i) the resulting, surviving or transferee person (if not Tilray) is a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and such corporation (if not Tilray) expressly assumes by supplemental indenture all of Tilray’s obligations under the notes and the Indenture and (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the Indenture.

The net proceeds from this offering were approximately $435.0 million, after deducting the initial purchasers’ commissions and other fees and estimated expenses payable by Tilray. Tilray intends to use the net proceeds to repay the approximately $9.1 million existing mortgage related to its facility in Nanaimo, British Columbia. Tilray intends to use the remainder of the net proceeds for working capital, future acquisitions and general corporate purchases.

The summary of the foregoing transactions is qualified in its entirety by reference to the text of the Indenture and the Form of 5.00% Convertible Senior Note due 2023, which are filed as Exhibit 4.1 and 4.2, respectively, hereto and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Items 1.01 and 8.01 is incorporated herein by reference.

Item 8.01	Other Events.

Purchase Agreement

On October 4, 2018, Tilray entered into a purchase agreement (the “Purchase Agreement”) with Cowen and Company, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and BMO Capital Markets Corp., as representatives of the several initial purchasers named therein (collectively, the “Initial Purchasers”), to issue and sell the notes in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The notes were also sold to accredited investors in Canada pursuant to an exemption from the prospectus requirements of Canadian securities laws. In addition, Tilray granted the Initial Purchasers a 13-day option to purchase up to an additional $67.5 million aggregate principal amount of notes on the same terms and conditions, solely to cover over-allotments.

Tilray intends to use the net proceeds from the offering of the notes for working capital, future acquisitions and general corporate purposes, and to repay the approximately $9.1 million existing mortgage related to its facility in Nanaimo, British Columbia.

The Purchase Agreement includes customary representations, warranties and covenants by Tilray and customary closing conditions. Under the terms of the Purchase Agreement, Tilray has agreed to indemnify the Initial Purchasers against certain liabilities.

Press Releases

On October 4, 2018, Tilray issued a press release announcing the pricing of the notes. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On October 10, 2018, Tilray issued a press release announcing the closing of the notes. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking statements”, which may be identified by the use of words such as, “may”, “would”, “could”, “will”, “likely”, “expect”, “anticipate”, “believe, “intend”, “plan”, “forecast”, “project”, “estimate”, “outlook” and other similar expressions. Forward-looking statements are not a guarantee of future performance and are based upon a number of estimates and assumptions of management in light of management’s experience and perception of trends, current conditions and expected developments, as well as other factors that management believes to be relevant and reasonable in the circumstances, including assumptions in respect of current and future market conditions. Actual results, performance or achievement could differ materially from that expressed in, or implied by, any forward-looking statements in this Current Report on Form 8-K, and, accordingly, you should not place undue reliance on any such forward-looking statements and they are not guarantees of future results. Forward-looking statements involve significant risks, assumptions, uncertainties and other factors that may cause actual future results or anticipated events to differ materially from those expressed or implied in any forward-looking statements. Please see the heading “Risk Factors” in the final prospectuses for Tilray’s initial public offering, which were filed with the Securities and Exchange Commission on July 19, 2018, and Tilray’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, for a discussion of the material risk factors that could cause actual results to differ materially from the forward-looking information. Tilray does not undertake to update any forward-looking statements that are included herein, except in accordance with applicable securities laws.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

4.1	Indenture, dated October 10, 2018, between Tilray, Inc. and GLAS Trust Company LLC

4.2	Form of 5.00% Convertible Senior Note due 2023 (included in Exhibit 4.1)

99.1	Press Release of Tilray, Inc., dated October 4, 2018

99.2	Press Release of Tilray, Inc., dated October 10, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tilray, Inc.

Dated: October 10, 2018

	By:	/s/ Brendan Kennedy
Brendan Kennedy
Chief Executive Officer